U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 1997



                      DALLAS GOLD AND SILVER EXCHANGE, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)



                                     NEVADA
                                     ------
                 (State or other jurisdiction of incorporation)




               1-11048                             88-0097334
               -------                             ----------
       (Commission file number)       (IRS employer identification number)



                      2817 Forest Lane, Dallas, Texas 75234
                      -------------------------------------
                     (Address of principal executive office)





        Registrant's telephone number, including area code: (972)484-3662

Item 2. Acquisition or Disposition of Assets:

     In January 1997, Dallas Gold And Silver Exchange, Inc. (the "Company") formed a new wholly-owned subsidiary, Eye Media, Inc. On January 28, 1997, Eye Media, Inc. acquired certain assets owned by National Media Mail, Inc. for cash in the amount of $ 20,000.00 and hired nine former employees of National Media Mail, Inc. The assets purchased include rights, title and interest in a certain patent pending and a certain registered service mark for ("The Gathering"), one of the largest College Web Sites on the Internet located at WWW.TAKEME.COM. The purchase also included certain computer and office equipment and furniture and fixtures. Eye Media, Inc. is a Internet/Intranet Web Site development company in addition to owning and operating The Gathering. Both Eye Media, Inc. and National Media Mail, Inc. are located in Newport Beach, California.


     In addition, on January 23, 1997 the Company purchased 197,963 shares of its outstanding common stock. The consideration paid for these shares was cash in the amount of $ 148,472.25. These shares were purchased from CardioDynamics International Corporation located in San Diego, California. After this transaction, the Company has 4,419,732 shares of common stock outstanding.


                                   SIGNATURE

In accordance with section 13 and 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          Dallas Gold And Silver Exchange, Inc.


Dated: February 4, 1997                   /s/ Dr. L.S. Smith
                                         -------------------------------------
                                         Dr. L.S. Smith
                                         Chairman of the Board